UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: May 25, 2022
Professional Holding Corp.
(Exact name of registrant as specified in its charter)

Florida	001-39215	46-5144312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

396 Alhambra Circle, Suite 255 Coral Gables, Florida,		33134
(Address of principal executive offices)		(Zip Code)
(786) 483-1757
(Registrant's telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Class	Trading Symbol(s)	Name of Exchange on which registered
Class A Common Stock, par value $0.01 per share	PFHD	NASDAQ Stock Market, LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 25, 2022, Professional Holding Corp. (the “Company”) held its 2022 Annual Meeting of Shareholders. Of the 13,659,059 shares of common stock of the Company outstanding as of the record date for the Annual Meeting, 11,753,210 shares were present at the meeting in person or by proxy. The final results of each of the proposals voted on by the Company’s shareholders are described below:

Proposal No. 1 - Election of Directors: The Company’s shareholders elected four Class II directors or a three year term and until a successor is duly elected and qualified, and one Class III director for a one year term and until a successor is duly elected and qualified.

	Number of Shares
Class / Nominee	Votes For	Votes Withheld	Broker Non-Votes
II Abel L. Iglesias	7,195,110	2,962,915	1,595,185
II Norman S. Edelcup	7,125,397	3,032,628	1,595,185
II Hillel Shohet	6,982,871	3,175,154	1,595,185
II Joseph Willett	8,968,933	1,189,092	1,595,185
III Margaret Blakey	7,193,650	2,964,375	1,595,185

Proposal No. 2 – Ratification of Independent Registered Public Accounting Firm: The Company’s shareholders ratified the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2022.

Votes For	Votes Against	Abstentions
10,559,402	1,174,017	19,791

Item 9.01    Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Holding Corp.

Date: May 26, 2022	By:	/s/ Michael C. Sontag
Michael C. Sontag
Corporate Secretary